UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2015, Sabre Corporation (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”) and the selling stockholders listed in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), relating to the offering (the “Offering”) by the Selling Stockholders of 23,800,000 shares of the Corporation’s common stock, par value $0.01 per share pursuant to the Corporation’s Registration Statement on Form S-1 (File No. 333-201682), as amended. Certain of the Selling Stockholders also granted the Underwriters an option to purchase up to 3,570,000 additional shares.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f) The Compensation Committee approved the cash bonus payments under the Corporation’s 2014 Executive Incentive Program (the “EIP”) at its meeting on February 6, 2015. Recipients of these payments include the following individuals who served as (i) the Corporation’s principal executive officer at any time during 2014, (ii) the Corporation’s principal financial officer at any time during 2014, and (iii) the three other most highly-compensated executive officers who were serving as the Corporation’s executive officers as of December 31, 2014. For 2014, these individuals were:

•	Tom Klein, President and CEO,

•	Richard Simonson, Executive Vice President and CFO,

•	Rachel Gonzalez, Executive Vice President and General Counsel,

•	Deborah Kerr, Executive Vice President and Chief Product and Technology Officer, and

•	Gregory Webb, Executive Vice President and President, Sabre Travel Network.

These executive officers are collectively referred to below as the “Named Executive Officers.” In addition, certain compensation information is provided in the Summary Compensation Table regarding Carl Sparks, the Corporation’s former Executive Vice President and President and CEO, Travelocity, whose employment terminated on April 28, 2014. References in the following discussion to the “Named Executive Officers” do not include Mr. Sparks unless specified otherwise.

Based on the Corporation’s 2014 financial performance, the 2014 cash bonus payments for the Named Executive Officers ranged from approximately 79.4% to approximately 85.5% of their target annual cash bonus opportunities as summarized below.

Named Executive Officer	2014 Target Cash Bonus Opportunity		2014 Actual Cash Bonus Payment	Actual Cash Bonus Payment as Percentage of Target Cash Bonus Award
Mr. Klein	$1,223,114	(1)	$1,045,762	85.5%
Mr. Simonson	$489,231		$418,293	85.5%
Ms. Gonzalez	$100,154	(2)	$85,632	85.5%
Ms. Kerr	$421,538		$360,414	85.5%
Mr. Webb	$392,615		$311,736	79.4%

(1)	The blending of Mr. Klein’s target annual cash bonus opportunity for the period before August 11, 2014 (125% of his base salary) with his target annual cash bonus opportunity for the remainder of the year starting on August 11, 2014 (150% of his base salary for the remainder of 2014) resulted in a blended target annual cash bonus opportunity of 135% of his actual base salary for 2014, or $1,223,114.
(2)	Ms. Gonzalez’s target annual cash bonus opportunity is prorated to reflect her September 22, 2014 start date.

The cash bonuses actually paid to the Named Executive Officers for 2014 are set forth in the “2014 Summary Compensation Table” below.

2014 Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during fiscal years 2014 and 2013 by the Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
Tom Klein	2014	$907,692	—	$3,825,008		$1,274,999	$1,045,762	$45,100	$24,114	$7,122,675
President and CEO	2013	$711,923	—	$1,968,206		$1,729,168	$682,757	—	$27,258	$5,119,312

Richard Simonson	2014	$611,538	—	$974,996		$325,001	$418,293	—	$23,830	$2,353,658
Executive Vice President and Chief Financial Officer	2013	$484,615	$182,708	$2,991,000		$2,010,000	$337,292	—	$283,266	$6,288,881

Rachel Gonzalez	2014	$125,192	$50,000	$850,007		$849,999	$85,632	—	$1,156	$1,961,986
Executive Vice President and General Counsel(6)

Deborah Kerr	2014	$526,923	—	$862,506		$287,501	$360,414	—	$11,582	$2,048,926
Executive Vice President and Chief Product and Technology Officer	2013	$403,846	$243,923	$1,994,000		$2,010,000	$281,077	—	$258,158	$5,191,004

Gregory Webb	2014	$490,769	—	$787,496		$262,501	$311,736	$1,500	$14,263	$1,868,265
Executive Vice President and President, Travel Network

Carl Sparks	2014	$198,462	$1,500,000	$41,053	(8)	—	—	—	$737,039	$2,476,554
Former Executive Vice President and President and CEO, Travelocity(7)	2013	$600,000	—	—		—	$148,800	—	$28,884	$777,684

(1)	The amounts reported in the “Bonus” column for 2014 represent a sign-on bonus paid in 2014 to Ms. Gonzalez ($50,000) and a retention payment paid in 2014 to Mr. Sparks ($1,500,000).
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock-based awards granted to the Named Executive Officers during the periods presented, as computed in accordance with ASC Topic 718, disregarding the impact of estimated forfeitures. The grant date fair value of the stock options and restricted stock unit awards granted in 2014 is based on the grant date volume-weighted average price of the Corporation’s common stock as quoted by the NASDAQ Global Select Market exchange. The weighted-average assumptions used in calculating the grant date fair value of the 2014 stock options reported in the Option Awards column are the following: (i) exercise price of $16.82, (ii) risk-free interest rate of 1.96%, (iii) expected life in years of 6.11, (iv) implied volatility of 33.3% and (v) dividend yield of 2.15%. Note that the amounts reported in these columns reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers from these awards.
(3)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts paid to the Named Executive Officers for the years indicated pursuant to the EIP.
(4)	For 2013, the aggregate value of Mr. Klein’s pension benefit decreased by $8,300. Because this amount decreased, it has been excluded from the table above under the SEC’s regulations. Messrs. Simonson and Sparks and Ms. Gonzalez and Ms. Kerr do not participate in the Legacy Pension Plan.

(5)	The amounts reported in the “All Other Compensation” column are described in more detail in the following table. The amounts reported for perquisites and other benefits represent the actual cost incurred by the Corporation in providing these benefits to the indicated Named Executive Officer.

Name	Year	Group Term Life Insurance Premiums	Country Club Membership Dues(a)	Executive Physical Examination	Financial Planning Services	Relocation		Section 401(k) Plan Matching Contribution	Post-Employment Compensation Payments(b)	Total
Mr. Klein	2014	$599	—	—	$7,915	—		$15,600	—	$24,114
	2013	$713	$3,058	$3,277	$4,910	—		$15,300	—	$27,258

Mr. Simonson	2014	$404	—	$2,826	$5,000	—		$15,600	—	$23,830
	2013	$579	—	$3,697	$5,000	$258,690	(c)	$15,300	—	$283,266

Ms. Gonzalez	2014	$83	—	—	—	—		$1,073	—	$1,156

Ms. Kerr	2014	$348	—	$3,434	—	—		$7,800	—	$11,582
	2013	$508	—	—	—	$250,000	(d)	$7,650	—	$258,158

Mr. Webb	2014	$324	—	$3,539	—	—		$10,400	—	$14,263

Mr. Sparks	2014	$131	—	—	$5,000	—		$11,908	$720,000	$737,039
	2013	$792	—	$2,792	$10,000	—		$15,300	—	$28,884

(a)	Historically, the Corporation paid the dues for a country club membership for certain executive officers, including Mr. Klein. In connection with his promotion to serve as President and CEO, Mr. Klein relinquished his membership in September 2013. The Corporation did not have any of these arrangements for any other executive officer during 2013 or 2014.
(b)	The amounts reported in this column represent post-employment compensation payments and benefits provided to Mr. Sparks.
(c)	In connection with his joining the Corporation as Executive Vice President and Chief Financial Officer, the Corporation paid a relocation company the reported amount for the costs associated with Mr. Simonson’s relocation to Dallas, Texas. In 2013, Mr. Simonson’s relocation benefit totaled $258,690, which includes a tax gross up by the Corporation of $62,015 for all applicable taxes relating to such benefit.
(d)	In connection with her joining the Corporation as Executive Vice President and Chief Product and Technology Officer, and pursuant to the terms and conditions of her employment agreement, the Corporation paid Ms. Kerr the reported amount to reimburse her for the costs associated with her relocation to Dallas, Texas.

(6)	Ms. Gonzalez joined the Corporation as Executive Vice President and General Counsel on September 22, 2014.
(7)	Mr. Sparks stepped down from his position as Executive Vice President and President and CEO, Travelocity on April 28, 2014.
(8)	Represents the incremental charge related to the acceleration of the vesting of Mr. Sparks’ restricted stock unit award from June 15, 2014 to April 28, 2014.

Item 8.01	Other Events

On February 4, 2015, the Corporation issued a press release announcing the pricing of the Offering at a price of $20.75 per share of common stock.

On February 10, 2015, the Corporation issued a press release announcing that the Offering in respect of an aggregate amount of 27,370,000 shares of common stock, including the shares delivered upon the exercise of the Underwriters’ option to purchase additional shares, has been completed. The shares are listed on the NASDAQ Global Select Market and trade under the symbol “SABR.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting agreement by and between Sabre Corporation, the selling stockholders and the several underwriters party thereto.

99.1	Press release dated February 4, 2015.

99.2	Press release dated February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: February 10, 2015	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting agreement by and between Sabre Corporation, the selling stockholders and the several underwriters party thereto.

99.1	Press release dated February 4, 2015.

99.2	Press release dated February 10, 2015.